Exhibit 10.28
(ENGLISH TRANSLATION)
Administration Record No 1: In Buenos Aires City, on the 22nd day of the month of December 2009, at 10 o ´clock, at the head office of COPRA S.A. y otras UTE, the corporation COPRA S.A. appears in its capacity of Administrator, represented by its President, Mr. José Antonio Aranda, whose name is signed here below, in order to consider the drafting of a consolidated text of the UTE agreement.
Mr. Aranda hereby declares that, by virtue of the powers provided under section [illegible] of the UTE Agreement [temporary association of companies], and due to the various amendments introduced to the UTE agreement, which have been duly recorded at the Inspección General de Justicia [Argentine Superintendence of Business Organizations], he deems convenient to proceed to write a consolidated text thereof, as this would facilitate proof of existence of the UTE and the introduction of its current members to those requiring so. In view of the foregoing, the production of a consolidated text of the UTE agreement is hereby ordered, which reads as follows:
“TEMPORARY ASSOCIATION OF COMPANIES AGREEMENT CALLED COPRA S.A. Y
OTRAS UNIÓN TRANSITORIA DE EMPRESAS”
FIRST: UTE SUBJECT MATTER
The UTE subject matter shall be: (i) to obtain from the authorities of the Provincia de Corrientes, as provided under Provincial Law No 3066 and/or those which amend or replace it and/or pursuant to what the laws currently in force permit, the Concession of Rights to Use Public Water from the Arroyo Ayuí Grande [stream], in the Río Miniñay basin, Provincia de Corrientes, in favor of its members; (ii) the construction of a dike or dam to be built in the above mentioned Arroyo Ayuí Grande, under the parameters and technical conditions conveniently presented, and approved by the relevant agencies of the Provincia de Corrientes, in order that the members of this UTE be allowed to use the water they are entitled to in accordance with the concession obtained and iii) the administration, maintenance and exploitation of such dike or dam work referred to in the preceding subsection ii) during the term of the Concession of Rights to the Use of Public Water, referred to in subsection i) hereof.

SECOND: TERM
The UTE shall remain in full force and effect all along the term provided for in the administrative act granting the Concession of Rights to Use Public Water referred to in the FIRST section, subsection (i).
THIRD: CORPORATE NAME
The UTE shall be called “COPRA S.A. Y OTRAS UNION TRANSITORIA DE EMPRESAS”.
FOURTH: CORPORATE NAME — DOMICILE — REGISTRATION DATA — DECISION — COMMITTEE OF MEMBERS
Each of the member’s data, regarding name, corporate domicile, registration, date and number of the record in which their participation in this UTE was decided are namely:
1. Copra S.A., a company legally organized in the Argentine Republic and registered at the IGJ [Argentine Superintendence of Business Organizations] under entry no.692, on Page 63, Book 83, Volume “A”, Estatutos Nacionales [National Bylaws], domiciled at Leandro N. Alem 690, piso 17 Buenos Aires City, record deciding its participation in UTE: Board of Directors ´ record No.203 on August 20th 1999.
2. Pilagá S.R.L.(former Pilagá Sociedad Anónima Ganadera [livestock business corporation],a company legally organized in the Argentine Republic and registered at the IGJ of the Federal Capital City under entry No.2529 on Page 374, Book 8, Volume “A”, Sociedades Anónimas [Corporations]. Transformation of the S.A. [corporation] into S.R.L. [limited liability company] recorded on Minutes dated April 1st 2007, registered at the IGJ on June 13th 2007 under entry no.9415, book 35, volume —, SRL [limited liability companies]. The corporate domicile is Av. Leandro N. Alem 928, piso 7°, of.721, Buenos Aires City, registered at IGJ on July 31st 2007 under entry no.6862, book 127, volume:-, SRL.
3. Tupantuva S.A., a company legally organized in the Argentine Republic and registered at the Registro Público de Comercio [Public Registry of Commerce] of the Federal Capital City under entry No.12479, Book 6, Sociedades por Acciones [stock companies], domiciled at Leandro N. Alem 690, piso 17, Buenos Aires City, record deciding participation in UTE: Board of Directors ´ record No.1 on September 6th 1999.
4. Julio Alberto Serrano, married, DNI 14.783.708 [ID number], domiciled at calle 453 [street no.] N°1668, City Bell, Ciudad de La Plata, Ana Isabel Serrano, married, DNI 16.632.007 [ID number], domiciled at calle 497 [street no.] N°3143, Gonnet, Ciudad de La

Plata, Javier Ovidio Serrano, unmarried, Passport No. 17.042.594, domiciled at 2163 Av. De la Rivera, La Jolla, CA92037, San Diego, California and María Verónica Serrano, unnmarried, DNI 17.851.807 [ID number], domiciled at calle 1 [street no.] N°1307 Dpto.“D”, Ciudad de La Plata.
5. Establecimientos Agrícola Ganaderos Santa Clara y Yuquerí Sociedad Anónima, company legally organized in the Argentine Republic, domiciled at Av. Roque Sáenz Peña 1219, piso 4, Buenos Aires City.
FIFTH: SPECIAL DOMICILE OF THE UTE
For all the effects produced by this contract in connection to third parties, the UTE establishes its domicile at Leandro N. Alem 690, piso 17, Buenos Aires City.
SIXTH: PARTIES’ PARTICIPATION—CONTRIBUTIONS TO COMMON FUND- COMMON ACTIVITIES FINANACING METHOD
Every member of the UTE participates in it in the following proportions: COPRA 50%, Pilagá 20%, Santa Clara y Yuquerí 16%, Tupantuva 10% and Julio Serrano, Ana Isabel Serrano, Javier Ovidio Serrano and María Verónica Serrano, altogether, 4%. The parties agree to create an operative common fund of $150,000 (one hundred fifty thousand pesos [Argentine currency]), which shall be made up by the contributions of each one of the members in the proportion of their participation in the UTE. The purpose of those funds shall be financing the expenses arising from the administration, maintenance and development of common activities and the exploitation referred to in subsections (i), (ii) and (iii) of the FIRST section. The members of the UTE agree that, where appropriate, they shall participate of the outcome in identical proportion as provided for the composition of the operative common fund previously described.
Notwithstanding the foregoing, due to the lack of remnant from the Operative Common Fund, the parties afforded proportionally the expenses of the UTE as from the early withdrawal of the parties listed in the Whereas clauses hereof.
SEVENTH: REPRESENTATIVE
The parties appoint the company COPRA to be the representative of the UTE. It will hold the representation powers provided under section 379 of the Ley de Sociedades Comerciales [Business Organizations Law].

The representative appointed shall enjoy all the powers granted by each one of the members of the UTE, including without limitation the ones listed here below. All of the powers are expressly detailed in the power of attorney to be conveniently granted by the parties.
The representative shall be vested by the UTE with all the necessary powers to perform each and every action leading to achieve the subject of the UTE before any natural or legal person, public, private or mixed, excluding no type, and with this purpose supported by full powers.
Moreover, it shall have the power to make, amend, rescind, cancel or terminate any contract regarding the ordinary management and the subject matter of the UTE, provided it is not banned by laws, executive orders, ordinances, administrative orders, regulations or any type of rule in force. It will especially enjoy the powers enumerated here below without limitation, to enter into agreements of all kind with another owner of riparian land by the Arroyo Ayuí Grande or with owners and/or tenants of lands flooded by the water mirror to be formed by the dam, in order to achieve the subject described in the FIRST section.
EIGHTH: MAKING DECISIONS — MEMBERS VOTES
The decisions made by the UTE leading to achieve the subject matter of this contract shall require the agreement of both COPRA ´s and PILAGA ´s representatives. Such decisions shall be binding for all of the members of the UTE and must be performed by the Administrator.
NINTH: HYPOTHESIS OF REMOVAL AND WITHDRAWAL
In case any of the members decided to leave the UTE, he must notify the other members by certified mail, at least ninety days in advance.
Causes of removal from the UTE are: (i) Declaration of Concurso Preventivo [composition with creditors], (ii) Adjudication of Bankruptcy, (iii) attachment on goods that may affect the fulfillment of his duties, (iv) non-fulfillment of duties under this agreement or any agreement additional to it but related with the performance and execution of the subject matter of the UTE, in accordance with the FIRST section of this agreement, provided that once such fulfillment be demanded, it is not performed within fifteen days following the demand.
In case of withdrawal or removal of a member of the UTE, he shall: a) pay all the expenses in proportion to his participation, which have been disbursed and /or committed at the time of separation; b) not facilitate information related to the UTE subject matter to third parties.

Moreover, the members of the UTE expressly agree that either the withdrawal or removal of any of them as members of the UTE shall automatically imply the definite loss of the right which as members should acquire in case the UTE obtain the concession as provided in subsection (i) of the FIRST section, hereby waiving expressly and in advance, and for the case of their future withdrawal or removal to be a member of the UTE, to exercise the rights they may eventually be entitled to under the concession granted by the Provincia de Corrientes.
TENTH: ADMISSION OF NEW MEMBERS
The members of the UTE shall admit new members provided they contribute with experience, knowledge, financial and economic solvency to afford the project and / or encourage its development, as long as they (a) own the land by the water mirror to be formed by the construction of the dike or dam described in subsection (ii) of the FIRST clause and such ownership be duly registered at the corresponding Registro de la Propiedad Inmueble [Registry of Real Property] and (b) are accepted by all of the members of the UTE. Moreover, current members are acknowledged the right to transfer the rights and duties granted under the UTE agreement in case of transfer of the riparian land benefitted by the irrigation resulting from the construction of the dike or dam subject of this UTE in case of transfer of the riparian land benefitted by the irrigation resulting from the construction of the dike or dam subject of this UTE. Therefore, in the event of such transfer, the purchaser shall enjoy the right to be admitted in the UTE with the same share of participation that the former owner and member of the UTE he is substituting would have had.
ELEVENTH: ADMINISTRATION, DRAFTING BALANCE SHEETS
The administration of the UTE is the duty of COPRA (the “Administrator"). All of the members of the UTE expressly empower COPRA so that, through its legal representative, agent and/or officers, it performs the actions of administration of the UTE. The Administrator shall draft a balance sheet which must be at least quarterly and, besides, he shall draft an annual balance sheet, which shall close on June 30th every year (the “Closing Date"). The annual balance sheet must be drafted and delivered to the members within a period of four months following the Closing Date every year. The accountancy shall be recorded in a general journal, an inventory and balance sheet book and a minutes book, where the decisions made by the administrator and at the members ´ meetings and which must be officially signed and sealed by the competent authority.

The Administrator shall receive in payment for the rendered services a monthly fee fixed by the representatives of the members of the UTE.
The removal of the Administrator and the appointment of another one to replace him shall require the affirmative vote of all the members of the UTE, except for that of the member in charge of the Administration.
TWELFTH: DOMICILIE, JURISDICTION
For the purposes of this agreement the parties establish their domicile as stated above. In case of issues arising between the parties on the interpretation or performance of this agreement, they shall subject to the jurisdiction of the Tribunales Ordinarios de la Ciudad de Buenos Aires [Buenos Aires City Civil Courts], excluding any other jurisdiction.
THIRTEENTH: REGISTRATION, POWERS OF ATTORNEY
The members of the UTE grant special power of attorney to Messrs. Eduardo Germán Padilla Fox, Horacio Marcelo Silva, Ignacio Padilla, Gustavo Alberto Krauss, Juan Sebastián Delmar and Ms. María Paula Lopardo, Messrs. Manuel Alonso, Julio Quiroga, Ernesto Tissone and Pablo María Girado and/or those people whom any of them should appoint to perform all the paperwork for the registration of this agreement at the Inspección General de Justicia, and at the relevant agency, being authorized to request and reply to lawsuits and summons, accept the amendments suggested by the Inspección General de Justicia and/or whoever it may concern, submit notes and pleadings and take all the necessary steps leading to the registration of this document.
FOURTEENTH: ENVIRONMENT PROTECTION AND CARE COMMITTEE
The parties agree to create an Environment Protection and Care Committee, which shall be composed by two members, appointed by mutual agreement of the parties, whose decisions shall be made unanimously. The aims of the Committee shall be the ones detailed in the Program transcribed below, the project of which shall be introduced to the local authorities on the days following the implementation of the environmental administration program:
ENVIRONMENTAL ADMINISTRATION PROGRAM
a)	Creation of a Committee responsible for the environment regarding Ayuí Project.

b)	Design the areas of habitat preserved significant for the flora and fauna.

c)	Develop “ecological routes” for the fauna and safe passages between the preserved areas.

d)	Develop a Pesticide Administration Plan.

e)	Advise on the best practices, especially regarding soil conservation without using herbicides.

f)	Control and verify the condition of the soil and water due to salinity and contamination risk due to irrigation.

g)	Provide for the absolute prohibition of furtive hunting, and the adoption of controls measurement.

h)	Teach and train suitable staff in environmental issues.

i)	Support local government organizations like schools, hospitals, research institutes, etc. in that sense.

j)	Cooperate with Governmental Agencies to support and aid with the protection of preserved areas in [illegible] ecosystems.
Mr. Aranda continues to say that, having decided the approval of a consolidated text of the UTE agreement, the granting of a special power of attorney should proceed in favor of Messrs. Eduardo Germán Padilla Fox, Horacio Marcelo Silva, Ignacio Padilla, Gustavo Alberto Krauss, Juan Sebastián Delmar, Ms. María Florencia Fontana, Messrs. Manuel Alonso, Julio Quiroga, Ernesto Tissone and Pablo María Girado and/or those people whom any of them should appoint to perform all the paperwork required for the registration of this consolidated text at the Inspección General de Justicia, and/or at the agency concerned, being authorized to request and reply to lawsuits and summons, accept the amendments suggested by the Inspección General de Justicia and/or whoever it may concern, submit notes and pleadings and take all the necessary steps leading to the registration hereof.
Since there are no more issues to deal with, this act is brought to a close with Mr. José Antonio Aranda’s signature.
I HEREBY DECLARE UNDER OATH, that these typed pages carrying my signature and seal are the true copy of (i) Administration Record No.1 dated on December 22nd 2008, kept in 6 pages, p. No.67 to No.72 inclusive, in the book of Records No.1, officially signed and sealed at the Inspección General de Justicia on October 11th 2000, entry No. 85236-00, belonging to the company COPRA S.A. Y OTRAS U.T.E.
Buenos Aires, March 11th 2009.

Ministerio de Justicia, Seguridad y Derechos Humanos [Ministry of Justice, Security and
Human Rights]
Inspección General de Justicia [Argentine Superintendence of Business Organizations]
2009 — Year of the Homage to Raúl Scalabrini Ortíz
Page: 1
IGJ Correlative Number: 1674476 CUIT:
          UNION TRANSITORIA DE EMPRESAS [Temporary Association of Companies]
Corporate Name:
COPRA S.A. Y OTRAS UTE
(before):
Administrative File Number: 2604509
Description of Administrative Proceeding
03595 URGENT CONSOLIDATED TEXT
and/or private instruments: 12/22/2009*
Recorded at this Registry under entry no.72 of book 2, volume —
of: Corporate Cooperation Agreements

C.C.: 1	Buenos Aires, March 20th 2009.